UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2013

Mandalay Digital Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-10039	22-2267658
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

4751 Wilshire Boulevard, Third Floor Los Angeles, CA	90010
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (805) 690-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Note: Except as otherwise set forth in this Section 1.01, the share numbers and share prices in this Section are stated on a pre-split basis, and do not give effect to the Reverse Stock Split disclosed in Item 5.03.

Entry into Equity Financing Binding Term Sheets. On Friday, April 12, 2013 Mandalay Digital Group, Inc. (the "Company") entered into two Equity Financing Binding Term Sheets, each dated as of April 11, 2013 (the "Equity Agreements"), with Trinad Capital Master Fund, Ltd. (“Trinad”) and the Guber Family Trust (the “Guber Trust”) pursuant to which the Company agreed to issue a total of 1,428,572 shares of its common stock and warrants to purchase a total of 357,142 shares of its common stock (subject to adjustment), for a total purchase price of $1,000,000 in cash for both Equity Agreements. The warrants have an exercise price of $0.70 per share (subject to adjustment), a five year term, and may be exercised only following the first anniversary of the date of issuance. In addition, the Equity Agreements provide that (a) the Company will use its best efforts to file a registration statement covering the shares of common stock issued and the shares of common stock issuable upon exercise of the warrants within 120 calendar days after the date of the Equity Agreement and use its best efforts to cause the registration statement to become effective as soon as possible thereafter; and (b) each investor will have a right to participate in future financings by the Company (subject to standard exceptions) for a period of two years on a pro rata basis in accordance with his ownership interests in the Company (on a fully diluted basis assuming exercise of the applicable warrant).

Trinad Capital Master Fund is one of our principal stockholders and an affiliate of our director, Robert Ellin. The Guber Trust is one of our principal stockholders, and Peter Guber, the Company’s Chairman, serves as Trustee of the Guber Trust.

Following the Reverse Stock Split disclosed in Section 5.03 of this Current Report, the shares of common stock were reduced to a total of 285,714 shares and the warrants were reduced to a total of 71,428 shares, and the exercise price of the warrants increased to $3.50 per share.

The securities were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving any public offering.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Expiration of Executive Chairman Agreement. On December 28, 2012, the Company’s Executive Chairman Agreement with Robert Ellin expired naturally. The Company continued to retain Mr. Ellin on the same cash terms, on an at-will basis, since the expiration. Although Mr. Ellin remains on the Board of Directors and is entitled to the same compensation that may be offered to other non-management directors, as of April 15, 2013, Mr. Ellin no longer serves as Executive Chairman and such at-will cash retention ended.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment of Articles of Incorporation to Effect Reverse Stock Split. On March 28, 2013 and April 9, 2013, the Company filed a Certificate of Amendment and Certificate of Correction of Certificate of Amendment of its Certificate of Incorporation (the "Certificate of Incorporation"), with the Secretary of State of the State of Delaware, to effect a 1-for-5 reverse stock split of our common stock (the "Reverse Stock Split"). The Certificate of Amendment, as corrected, became effective as of April 12, 2013.

As previously described in detail in our definitive information statement filed with the Securities and Exchange Commission on July 10, 2012, our stockholders approved by written consent on May 23, 2012 (the “Written Consent”) an amendment of our Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of not less than 1-for-2 and not more than 1-for-10. The Board of Directors (the "Board") thereafter selected the 1-for-5 reverse stock split ratio and authorized the implementation of the Reverse Stock Split.

As a result of the Reverse Stock Split, every five (5) shares of our pre-Reverse Stock Split common stock were combined and reclassified into one (1) share of our common stock. Our post-Reverse Stock Split common stock began trading on April 15, 2013 with a new CUSIP number of 562562-207. The Reverse Stock Split did not change the authorized number of shares or the par value of our common stock.

No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who otherwise would have been entitled to receive a fractional share in connection with the Reverse Stock Split will receive a cash payment in lieu thereof.

Our transfer agent, American Stock and Transfer, is acting as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record regarding the exchange of certificates for common stock.

A copy of the Certificate of Amendment and Certificate of Correction of Certificate of Amendment of our Certificate of Incorporation are being filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

Note: Except as otherwise set forth in this Section 8.01, the share numbers and share prices in this Section are stated on a pre-split basis, and do not give effect to the Reverse Stock Split disclosed in Item 5.03.

Entry into Equity Financing Binding Term Sheet. On April 8, 2013 the Company entered into an Equity Financing Binding Term Sheet, dated as of April 8, 2013 (the "Equity Agreement"), with James Berylson pursuant to which the Company agreed to issue 714,286 shares of its common stock and warrants to purchase 178,571 shares of its common stock (subject to adjustment), for a purchase price of $500,000 in cash. The warrants have an exercise price of $0.70 per share (subject to adjustment), a five year term, and may be exercised only following the first anniversary of the date of issuance. In addition, the Equity Agreement provides that (a) the Company will use its best efforts to file a registration statement covering the shares of common stock issued and the shares of common stock issuable upon exercise of the warrants within 120 calendar days after the date of the Equity Agreement and use its best efforts to cause the registration statement to become effective as soon as possible thereafter; and (b) the investor will have a right to participate in future financings by the Company (subject to standard exceptions) for a period of two years on a pro rata basis in accordance with his ownership interests in the Company (on a fully diluted basis assuming exercise of the applicable warrant).

Following the Reverse Stock Split disclosed in Section 5.03 of this Current Report, the shares of common stock were reduced to 142,857 shares and the warrants were reduced to 35,714 shares, and the exercise price of the warrants increased to $3.50 per share.

The securities were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving any public offering.

On April 15, 2013, the Company issued a press release regarding the Reverse Stock Split, the entry into the Equity Financing Binding Term Sheets with Trinad and with the Guber Trust, and the ending of Mr. Ellin’s Executive Chairmanship. A copy of the press release is set forth as Exhibit 99.1 and is incorporated herein (and in the other applicable items in this Current Report) by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment of the Company
3.2	Certificate of Correction of Certificate of Amendment of the Company
99.1	Press Release dated April 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mandalay Digital Group, Inc.

Dated: April 18, 2013	By:	/s/ Peter Adderton
Peter Adderton
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment of the Company
3.2	Certificate of Correction of Certificate of Amendment of the Company
99.1	Press Release dated April 15, 2013